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                                   EXHIBIT 11
                        CINCINNATI FINANCIAL CORPORATION
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                      (000's omitted except per share data)


                                                           Six Months Ended       Three Months Ended
                                                               June 30,                June 30,
                                                        --------------------    --------------------
                                                          2000        1999        2000        1999
                                                        --------    --------    --------    --------
Basic earnings per share:

      Net income                                        $154,057    $150,731    $ 74,694    $ 86,254
                                                        ========    ========    ========    ========

      Average shares outstanding                         161,527     165,507     161,623     163,105
                                                        ========    ========    ========    ========

      Net income per common share                       $    .95    $    .91    $    .46    $    .53
                                                        ========    ========    ========    ========


Diluted earnings per share:

      Net income                                        $154,057    $150,731    $ 74,694    $ 86,254

      Interest on convertible debentures--net of tax         665         858         337         408
                                                        --------    --------    --------    --------

      Net income for per share calculation (diluted)    $154,722    $151,589    $ 75,031    $ 86,662
                                                        ========    ========    ========    ========


      Average shares outstanding                         161,527     165,507     161,623     163,105

      Effective of dilutive securities:

       5.5% convertible senior debentures                  2,112       2,895       2,112       2,895

       Stock options                                       1,256       1,626       1,814       1,750
                                                        --------    --------    --------    --------

      Total dilutive shares                              164,895     170,028     165,549     167,750
                                                        ========    ========    ========    ========

      Net income per common share--diluted              $    .94    $    .89    $    .45    $    .52
                                                        ========    ========    ========    ========

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